Exhibit 99.1

ADP COBRA/CHSA Business

(product lines of Automatic Data Processing, Inc.)

Abbreviated Financial Statements

ADP COBRA/CHSA Business

(product lines of Automatic Data Processing, Inc.)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Automatic Data Processing, Inc.

Roseland, NJ

We have audited the accompanying financial statements of the ADP COBRA/CHSA Business (the “Business”) (product lines of Automatic Data Processing, Inc), which comprise the statements of assets to be acquired and liabilities to be assumed as of June 30, 2015 and 2016 and the related statements of revenues and direct expenses for each of the three years in the period ended June 30, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and the liabilities to be assumed of the Business as of June 30, 2015 and 2016, and its revenues and direct expenses for each of the three years in the period ended June 30, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the accompanying financial statements were prepared to present the assets to be acquired, liabilities to be assumed and revenues and direct expenses of the Business and are not intended to be a complete presentation of the financial position or results of operations of the Business. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

New York, New York

November 1, 2016

ADP COBRA/CHSA Business

(product lines of Automatic Data Processing, Inc.)

Statements of Assets Acquired and Liabilities Assumed

(In thousands)

	June 30, 2016	June 30, 2015
Assets
Cash	$1,492.0	$1,565.4
Pension assets	237.9	219.7
Property, plant, and equipment	7.8	11.0
Intangible assets, net	2,875.0	3,625.0

Total assets acquired	4,612.7	5,421.1

Liabilities
Pension liability	237.9	219.7
Accrued compensation	1,492.0	1,565.4

Total liabilities assumed	1,729.9	1,785.1

Net assets acquired	$2,882.8	$3,636.0

See notes to the abbreviated financial statements

ADP COBRA/CHSA Business

(product lines of Automatic Data Processing, Inc.)

Statements of Revenues and Direct Expenses

(In thousands)

	Twelve Months Ended
	June 30,
	2016	2015	2014
Revenues	$130,575.5	$130,352.9	$130,894.6

Direct expenses:

Operating expenses	73,057.9	68,438.9	70,818.7
Selling, general, and administrative expenses	12,251.4	11,342.8	9,697.7
Systems development and programming costs	8,732.2	8,507.8	8,487.5
Depreciation and amortization	750.0	916.7	950.0

Total direct expenses	94,791.5	89,206.2	89,953.9

Revenues in excess of direct expenses	$35,784.0	$41,146.7	$40,940.7

See notes to the abbreviated financial statements

ADP COBRA/CHSA Business

(a Carve Out of Automatic Data Processing, Inc.)

Notes to Abbreviated Financial Statements

(Unless otherwise noted, tabular dollars in thousands)

NOTE 1.	ORGANIZATION AND BASIS OF PRESENTATION

A.	Organization: The ADP Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and Consumer Health Spending Account (“CHSA”) Businesses (the “Business”) are product lines of Automatic Data Processing, Inc.’s (“ADP” or “the Seller”) benefits business. On November 1, 2016, ADP and WageWorks, Inc. (the “Buyer”) entered into an agreement (the “Purchase Agreement”) pursuant to which the Buyer will acquire certain assets and assume certain liabilities associated with the Business, including intellectual property owned by the Business. As part of the asset sale, certain third-party agreements related to the Business and all personnel specific to the Business will be transferred to the Buyer, including certain compensation-related liabilities accrued as of the date of the transaction which will be funded with cash from the Seller to the Buyer. The Seller will also maintain responsibility for any claims or litigation arising in the normal course of business prior to the consummation of the transaction. Contemporaneously with the Purchase Agreement, ADP and the Buyer entered into a subcontracting agreement and two service agreements requiring the Buyer to provide the services of the Business to ADP clients and to ADP as a client (individually, the “Subcontracting Agreement” and “Service Agreements” and collectively, the “Subcontracting and Service Agreements”). The Subcontracting Agreement transfers to the Buyer the right to future revenues of the Business under ADP client contracts; the Service Agreements set forth the terms of the arrangement for the Buyer to continue to service ADP as a client. For the clients under the Subcontracting Agreement, the Buyer will engage with such current ADP clients to continue the Business’ services under Buyer contracts over a period of time. See below for further information regarding the Business and its relationships with ADP and clients that purchase services from ADP.

B.	Description of Business: The Business is an administrator of CHSA products, including flexible spending accounts, health reimbursement arrangements, health spending accounts, tuition reimbursement, and commuter services, and COBRA administration products.

C.	Basis of Presentation: The accompanying abbreviated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Historically, complete financial statements have not been prepared for the Business as ADP did not maintain the Business as a stand-alone business, division, or subsidiary. The Seller did not maintain separate books and records related to the Business. Further, the Business’ products were often components of bundled product offerings by ADP. As a result of the foregoing, it is impracticable to prepare full financial statements, and as such, the abbreviated financial statements have been prepared from historical accounting records maintained by ADP on the basis of accounting policies and procedures described in Note 2. These statements are not intended to be a complete presentation of the financials position or results of operations of the Business. The historical financial results may not be indicative of the results that would have been achieved had the Business operated as a separate, stand-alone entity, or as a business with a different parent company. The abbreviated financial statements include all adjustments necessary for a fair presentation of the Business.

The Statements of Assets Acquired and Liabilities Assumed reflect the carrying values on each of the dates indicated of assets and liabilities identified to be sold and assumed pursuant to the terms of the Purchase Agreement.

All cash flow requirements of the Business were funded by the Seller and cash management functions were not performed at the Business level. Therefore, it is impracticable to prepare a statement of cash flows.

Allocations

The accompanying Statements of Revenue and Direct Expenses include revenues and all costs that are directly attributable to the Business as it was operated within ADP. The financial statements also include costs for certain direct support functions and services performed by centralized ADP organizations, including, but not limited to, information technology (“IT”), sales, accounting and finance, and other shared costs of direct support functions which were allocated based on an approximation of the support provided to the Business in comparison to all of ADP. The Business was allocated $31,978.0 thousand, $31,226.0 thousand and $29,653.2 thousand of these direct costs related to ADP’s shared functions and costs for the years ended June 30, 2016 (“fiscal 2016”), 2015 (“fiscal 2015”), and 2014 (“fiscal 2014”), respectively. These allocations primarily relate to IT costs such as hosting charges, research and development expenses, and selling expenses which are included in operating expenses, systems development and programming costs, and selling, general, and administrative expenses, respectively, on the Statements of Revenues and Direct Expenses. Management believes that these allocations were either specifically identified or made on a reasonable basis (e.g., based on headcount, revenue, or other representative factors). These expenses do not include any Seller corporate level allocation of general costs incurred for administrative support functions (such as corporate accounting, treasury, tax, indirect legal support, or public relations costs) that are not directly attributable to the Business. There is also no allocation of income tax expense, interest income, or interest expense. In order to determine whether an expense was a direct support function or direct expense which was included in the abbreviated financial statements or an indirect corporate-level allocation which was excluded from the abbreviated financial statements, management considered whether the Business could continue to generate its revenue and function as a business without each of the different types of support. These expenses allocated to the Business for these services are not necessarily indicative of the expenses that would have been incurred if the Business had been a separate company or operated as a business within a different parent company.

Additionally, certain client-related services provided by the Business have been provided by ADP’s shared services facilities located in India. These facilities provide services to support the Business’ clients as well as to other ADP affiliates. The Business incurred costs of $5,321.8 thousand, $4,998.7 thousand, and $4,197.0 thousand for these services from these shared service centers in fiscal 2016, 2015, and 2014 respectively. These costs were charged based on the direct costs associated with the employees who supported the Business and other allocated direct costs related to the shared service facility.

Intercompany Transactions

All intercompany transactions between the Business and ADP are considered effectively settled in the financial statements at the time the intercompany transaction is recorded. ADP conducts transactions with the Business, and separately, the Business offers products to ADP’s clients as part of an overall suite of services. In certain scenarios, COBRA and/or CHSA products are sold in a bundled arrangement, along with other ADP offerings, and without product or service specific pricing in the client contract. See Note 3 for additional information.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NEW ACCOUNTING PRONOUNCEMENTS

A.	Use of Estimates. The preparation of the abbreviated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets acquired and liabilities assumed at the date of the abbreviated financial statements and the reported amounts of revenues and direct expenses during the reporting periods. Actual results could differ from these estimates and the amounts could be material.

B.

Long-Lived Assets. The Business’ software is included on the Statements of Assets Acquired and Liabilities Assumed at net book value. The Business acquired this software through a business acquisition. The software was included on the Statements of Assets Acquired and Liabilities Assumed based upon the estimated fair value at the date of the acquisition and amortized from the date of the acquisition through June 30, 2016. Refer to

Note 4 for further information on the software to be acquired by the Buyer. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

C.	Revenue Recognition. Revenues are primarily attributable to fees for providing services. Fees associated with services are recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. Service fees are determined based on written price quotations or service agreements having stipulated terms and conditions that do not require management to make any significant judgments or assumptions regarding any potential uncertainties. The Business defers revenues for implementation services and direct and incremental implementation costs and recognizes these deferred revenues and deferred expenses ratably in the Statements of Revenues and Direct Expenses over the expected life of the client relationship. See Note 3 for discussion of revenue related to services provided by the Seller and included as part of bundled arrangements where the price of COBRA and/or CHSA products are not known by the end ADP client.

The Business assesses the collectability of revenues based primarily on the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history.

D.	Stock-Based Compensation. Certain of the Business’ employees participate in the Seller’s share based compensation plans and the costs related thereto have been included in these financial statements. The Business recognizes stock-based compensation expense on the Statements of Revenues and Direct Expenses based on the fair value of the award on the date of the grant. The Seller determines the fair value of stock options issued using a binomial option-pricing model. The binomial option-pricing model considers a range of assumptions related to volatility, dividend yield, risk-free interest rate, and employee exercise behavior. Expected volatilities utilized in the binomial option-pricing model are based on a combination of implied market volatilities, historical volatility of the Seller’s stock price, and other factors. Similarly, the dividend yield is based on historical experience and expected future changes of the Seller’s dividend patterns. The risk-free rate is derived from the U.S. Treasury yield curve in effect at the time of grant. The binomial option-pricing model also incorporates exercise and forfeiture assumptions based on an analysis of historical data. The expected life of a stock option grant is derived from the output of the binomial model and represents the period of time that options granted are expected to be outstanding.

E.	New Accounting Pronouncements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance, and has since issued additional amendments to ASU 2014-09. These new standards require an entity to recognize revenue depicting the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standards will also result in enhanced revenue related disclosures. Entities have the option to apply the new guidance under a retrospective approach to each prior reporting period presented or a modified retrospective approach with the cumulative effect of initially applying the new guidance recognized at the date of initial application within the financial statements. The new standards are effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2017. Early adoption is permitted. The Business has not yet determined the impact of these new revenue recognition standards on its consolidated results of operations, financial condition, or cash flows.

NOTE 3.	RELATED PARTY TRANSACTIONS

ADP conducts transactions with the Business, and separately, the Business offers products to ADP’s clients as part of an overall suite of services. In certain scenarios, COBRA and/or CHSA products are sold in a bundled sale, along with other ADP offerings, and without product or service specific pricing in the client contract.

Revenues from bundled sales to ADP clients allocated to the Business totaled $13,931.4 thousand, $10,986.3 thousand, and $7,589.9 thousand during fiscal years 2016, 2015, and 2014 respectively. Revenues are allocated to the Business based on several factors, including, but not limited to, an internal price book, the overall contractual price with the client, the total services contracted within the arrangement, and agreements between the applicable ADP businesses providing services under the arrangement. Management believes the revenues allocated to the Business are a fair attribution of the bundled revenue based on the specific scenario in which the sale is made, however, due to the nature of ADP’s relationship with the Business, it is possible that the terms and internal allocations of revenue pertaining to these transactions are not the same as those that would result from transactions among unrelated parties. Additionally, the Subcontracting and Service Agreements contemplate that the Buyer receive the same revenue for providing services to ADP bundled clients as contemplated by the ADP internal allocation of revenues between the Business and other businesses of ADP that provide parts of the services included under the bundled arrangement.

ADP also utilizes the Business to provide certain services to its employees. Revenues from ADP related to services provided to its employees included on the Statements of Revenues and Direct Expenses totaled $1,325.3 thousand, $1,071.7 thousand, and $1,150.9 thousand during fiscal years 2016, 2015, and 2014, respectively.

The Business also receives certain direct support from ADP and purchases services from an ADP affiliate in India. See to Note 1 for further information.

NOTE 4.	INTANGIBLE ASSETS, NET

Components of intangible assets are as follows:

	June 30, 2016	June 30, 2015
Intangible assets:
Software	$6,000.0	$6,000.0

	6,000.0	6,000.0
Less: Accumulated Amortization	(3,125.0)	(2,375.0)

Intangible assets, net	$2,875.0	$3,625.0

All software assets have finite lives and, as such, are subject to amortization. As of June 30, 2016, the Business had one software platform subject to amortization. The remaining useful life of the software is 4 years. Amortization of intangibles is recorded to the Statements of Revenues and Direct Expenses using the straight-line method and totaled $750.0 thousand, $916.7 thousand, and $950.0 thousand for fiscal 2016, 2015, and 2014 respectively. Estimated amortization expenses of the Business’s existing software is as follows:

Amount
Twelve months ended June 30, 2017	$750.0
Twelve months ended June 30, 2018	$750.0
Twelve months ended June 30, 2019	$750.0
Twelve months ended June 30, 2020	$625.0

NOTE 5.	CONTINGENCIES

ADP provides COBRA administration services to its clients via the Business. As part of its services, ADP is responsible for COBRA administration services including sending COBRA notices and election packages as well as related premium payment coupons and other information to qualified beneficiaries. ADP clients and ADP, as a COBRA service provider under contract with the client, are subject to an excise tax under Internal Revenue Code §4980B in the event there is a failure to comply with the requirements of COBRA. As a result of failures to comply with COBRA, including sending timely and/or accurate notices, which were identified during fiscal year 2014, 2015, and 2016, ADP filed Forms 8928 and paid excise taxes of $43.2 thousand, $2,000.0 thousand, and $2,000.0 thousand, respectively, pursuant to Internal Revenue Code §4890B. As part of its review of the identified issues, ADP management determined which ADP business should incur the cost of the penalty. As a result of these reviews, the Business incurred costs of $9.9 thousand in 2016, which is included on the Statements of Revenues and Direct Expenses in selling, general, and administrative expenses, while other ADP businesses incurred the costs that were determined to be allocated to them based on ADP management’s internal review and allocation process. Because these are intercompany allocations of cost, the allocation of these amounts is not necessarily reflective of the amount that would be incurred by the Business, by other ADP businesses, and/or by a client, if an unrelated third party were providing the COBRA administration services. The analysis of any future issues identified are subject to the terms of the Subcontract Agreement between ADP and the Buyer and the amounts included within these financials may be materially different from the expenses the Business may incur pursuant to that agreement in the future.

The Business is subject to various claims and litigation in the normal course of business. When a loss is considered probable and reasonably estimable, the Business records a liability in the amount of its best estimate for the ultimate loss. Management currently believes that the resolution of these claims and litigation against the Business, individually or in the aggregate, will not have a material adverse impact on the abbreviated financial statements. These matters are subject to inherent uncertainties and management’s view of these matters may change in the future.

NOTE 6.	SUBSEQUENT EVENTS

Subsequent to June 30, 2016, the Business’ largest client discontinued their service with the Business. The Business recorded $20,402 thousand of revenue from this client in fiscal 2016.

Aside from the item mentioned above, there are no subsequent events for disclosure. Subsequent events have been evaluated through November 1, 2016.